Exhibit 10.2
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (“Agreement”) is entered into as of February 1st, 2009 between HORIZON LINES, INC. (“Horizon”) and JOHN W. HANDY, an individual resident of the State of North Carolina (“Consultant”).
     Horizon and its affiliates are in the business of providing transportation and logistics services in the US non-contiguous domestic trades, and various activities incidental or related thereto (collectively, the “Business”). Consultant has knowledge and expertise in Government Affairs , transportation logistics, and dealings with US governmental customers related to the Business which are of value to Horizon..
     IT IS, THEREFORE, AGREED:
     1. Horizon hereby engages Consultant to provide periodic consulting, advice, and assistance to Horizon and its affiliates with regard to the Business and as requested by Horizon. Consultant shall perform his services from any mutually agreed location, and Consultant understands that reasonable travel and temporary assignments will be required in the performance of his services.
     2. For the services to be provided by Consultant hereunder, Horizon shall pay Consultant the following:
     i) base compensation of US$10,000 per calendar quarter with first payment due on April 1st, 2009.
     ii) reimbursement for reasonable out-of-pocket travel and related expenses incurred by Consultant directly in performing his services hereunder (upon Consultant’s submission of detailed verification).
     3. This Agreement, and Consultant’s consultancy hereunder, shall have a term commencing as of April 1st , 2009 and continuing until December 31, 2010; provided, however, that this Agreement and Consultant’s consultancy may be continued for a term to be mutually agreed upon by the parties upon at least thirty (30) days written notice to Consultant prior to the end of the initial term specified in the immediately foregoing clause. This Agreement shall terminate and become null and void upon the death or permanent disability of Consultant.
     4. Consultant is an independent contractor with respect to Horizon and this Agreement. Consultant’s consultancy to Horizon under this Agreement shall not render Consultant an employee, partner, agent of, or joint venturer with Horizon for any purpose. Nothing contained in this Agreement shall be construed or applied to create a partnership, agency, employment, or joint venture relationship; provided that Horizon may, from time to time in specific, identified circumstances, direct Consultant ,in writing, to act as Horizon’s agent with regard to the Business. Horizon shall not be responsible to any party for acts, obligations, or defaults of Consultant nor, except as expressly set forth in the previous sentence, shall Consultant have any right or authority, express or implied, to act on behalf of, or to commit, obligate, or bind Horizon in any manner whatsoever.
     5. Consultant will not, directly or indirectly, in connection with this Agreement and/or Consultant’s services hereunder, offer, pay, promise to pay, or authorize the giving of money or anything of value to any government official, union official, any officer or employee of any public international organization, to any political party or official thereof or to any candidate for political office; or to any other person, while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any government official, union official, any officer or employee of any public international organization, to any political party or official thereof, or to any candidate for political office, for the purpose of:
•	influencing any act or decision of such official, officer, employee, political party, party official, or candidate in his or its official capacity; or

•	inducing such official, officer, employee, political party, or candidate to use his or its influence with the government or instrumentality thereof (including but not limited to a government oil company) or organization to affect or influence any act or decision of such government or instrumentality or organization, or to obtain an improper advantage in order to assist such party in obtaining or retaining business for or with, or directing business to such party or any other person in relation to this Agreement.
     6. Consultant acknowledges the importance of Horizon’s and its affiliates’ arrangements with their respective employees, suppliers, and customers and further acknowledges that the nature of these arrangements and other information concerning the business processes, programs, methods, techniques, policies, and practices of Horizon are trade secrets and constitute valuable assets of Horizon and its affiliates. Therefore, Consultant shall not disclose or furnish to anyone, either directly or indirectly, either during the term of this Agreement or at any time thereafter, any Confidential Information, nor shall he use any Confidential Information for any purpose other than fulfilling his obligations to Horizon under this Agreement. As used in this Agreement, “Confidential Information” means all valuable, confidential, proprietary, or trade secret materials or information (whether or not reduced to writing) of Horizon and its affiliates, including, without limitation, the following:
     (i) any and all information, data, matter, or thing of secret, confidential, or private nature or that is competitively sensitive, and not generally known to the public; and
     (ii) all confidential or proprietary concepts (oral or written), documentation, reports, data, specifications, computer hardware or software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, which pertain to Horizon regardless of form and whether or not patented or patentable, copyrighted or able to be copyrighted, or registered as a trademark or registrable as a trademark and all modifications, derivative works, enhancements and versions thereof.
     Consultant acknowledges that Horizon and its affiliated companies will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach by him of any provision of this Section 6. Accordingly, in the event of a breach or of a threatened or attempted breach by Consultant of any of the preceding provisions of this Section 6, in addition to all other remedies to which Horizon and/or its affiliated companies are entitled under law, Horizon shall be entitled to a temporary and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions of this Section 6 and no bond or other security shall be required in that connection. If any provision of this Section 6 or the application thereof to any party or circumstance is finally held invalid or not enforceable, the unlawful part may be modified to make it enforceable to the maximum extent possible.
     7. Consultant represents and warrants to Horizon that the execution and delivery by Consultant of this Agreement does not, and the performance by Consultant of Consultant’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Consultant; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under any agreement to which Consultant is a party or by which Consultant is or may be bound.
     8. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Horizon may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Consultant under this Agreement, being personal, may not be delegated.
     9. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.
     10. This Agreement will be governed by the laws of North Carolina without regard to conflicts of laws principles.
     11. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the federal or state courts sitting in the City of Charlotte, Mecklenburg County, North Carolina, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

     12. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     13. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
14. Consultant further agrees that in consideration of the compensation he is to receive in return for his consulting services, and in view of the fact that in connection with providing such services he will be given access to confidential, proprietary, and competitively sensitive business information about the Company , he will not, during the term of this Agreement and for twelve months following the termination of the agreement, perform similar services for any competitor of the Company or any of its affiliates, subsidiaries, or Joint Venture partners.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executing this Agreement as of the date first above written.

/s/ John W. Handy	HORIZON LINES, INC.
JOHN W. HANDY

/s/ Charles G. Raymond
Charles G. Raymond
President, Chief Executive Officer and Chairman of the Board of Directors

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